Exhibit 10.20

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”), dated as of July 29, 2015, is made by and between SunOpta, Inc. (“SunOpta”) (SunOpta together with all past, present, and future parents, divisions, operating companies, subsidiaries, and affiliates are referred to collectively herein as “Company”) and Edward Haft (“Executive”).

WHEREAS, pursuant to the Purchase and Sale Agreement dated July 30, 2015, and ancillary agreements (the “Purchase Agreement”), Company will acquire all of the all of the outstanding equity interests in Sunrise Holdings (Delaware), Inc. (“Holdings”);

WHEREAS, Executive has been employed as the President and Chief Executive Officer of Sunrise Growers, Inc. (“Sunrise”), a wholly-owned subsidiary of Holdings;

WHEREAS, Company desires to employ Executive following Company’s acquisition of Sunrise (the “Transaction”), and Executive desires to continue such employment upon the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the promises and mutual covenants herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Executive agree as follows:

1.	TERM OF EMPLOYMENT

The term of Executive’s employment with Company under the terms and conditions of this Agreement commences upon the closing of the Transaction (“Effective Date”) and ends on the earlier of the third anniversary of the Effective Date or the date on which Executive’s employment with the Company ends in accordance with Section 7 of this Agreement (the “Employment Term”). If Executive remains employed by Company after the Employment Term ends, then such continued employment shall be according to the terms and conditions established by Company from time to time (provided that any provisions of this Agreement that by their terms survive the termination of the Employment Term and this Agreement shall remain in full force and effect).

2.	TITLE AND EXCLUSIVE SERVICES

(a)

Title and Duties. During the Employment Term, Executive’s title will be SVP Frozen Fruit Category, and Executive will perform such duties and have such authority consistent with such position and as determined from time to time by Company. Executive will report to the Company’s Chief Executive Officer. Executive will also serve in such other positions and capacities with any affiliate of Company as requested from time to time by Company, without additional compensation to Executive. Executive will follow all applicable written policies and procedures of Company as of the date hereof and as may be updated or adopted by Company from time to time, including without limitation Company’s employee handbook and all policies relating to business ethics, conflict of interest, management and disclosure of Company financial information, non-discrimination, non-disparagement, workplace safety, and confidentiality and protection of Company and third party trade secrets.

Initials:
Company: MSC
Executive: EH

Exhibit 10.20

(b)

Exclusive Services. During the Employment Term, Executive will devote Executive’s full business time and best efforts to the performance of Executive’s duties hereunder and will not engage in any other business, profession, or occupation for compensation or otherwise, without the prior consent of the Company; provided, however, that Executive may participate in professional, civic or charitable organizations so long as such participation is unpaid and does not interfere with the performance of Executive’s duties or responsibilities under this Agreement or conflict with Executive’s confidentiality, non-competition, non-solicitation or non-disparagement obligations under the Purchase Agreement.

(c)

Prior Employment. Executive affirms that no contractual, fiduciary or other obligation exists with any prior employer or entity that would prevent Executive from fully performing duties and responsibilities of this Agreement, or that would subject Company to any claim with respect to Company’s employment of Executive. Executive represents and warrants he will not use or disclose any confidential or proprietary information from any prior employer in the course of his employment with Company (except with respect to such information purchased by Company in connection with the Transaction).

3.	COMPENSATION AND BENEFITS

(a)

Base Salary. During the Employment Term, Executive shall be paid for services rendered an annualized salary of Four Hundred and Twelve Thousand Dollars ($412,000.00) (“Base Salary”). The Base Salary shall be payable in accordance with Company’s regular payroll practices and pursuant to Company policy, which may be amended from time to time. Executive’s performance and Base Salary shall be reviewed from time to time and Company may increase Executive’s annual Base Salary rate in accordance with reasonable practices and Company policy.

(b)

Car Allowance: Executive shall be paid an annualized car allowance of $18,000 to be paid according to the Company’s regular payroll practices including applicable taxes and withholding. In addition, customary running expenses (e.g. fuel, insurance) can be submitted as expenses.

(c)

Incentive Opportunity. For each full fiscal year during the Employment Term, Executive shall be eligible to receive an annual incentive (the “Annual Incentive”) with a target amount of sixty percent (60%) of Executive’s Base Salary, based on the achievement of performance targets or goals to be determined by Company after consultation with Executive, and in accordance with the terms and conditions of Company’s Short Term Incentive Plan as in effect from time to time. Subject to Section 8(b), no Annual Incentive will be earned unless Executive remains employed as of the payment date for such Annual Incentive, with such payment to be made to Executive in the fiscal year following the year giving rise to the Annual Incentive. All determinations by Company regarding the satisfactory achievement of performance targets and all other conditions for the payment of any Annual Incentive shall be in the sole discretion of Company and final and binding on Executive.

(d)

Long-Term Incentive. For each full fiscal year during the Employment Term, Executive will be eligible to participate in Company’s Long Term Incentive Plan at a target of 60% of Base Salary in accordance with the terms and conditions of the Company’s Long Term Incentive Plan as in effect from time to time. In addition, upon the Effective Date and subject to Board of Directors approval, the Company will grant Executive a one-time award of 100,000 stock options, with a strike price as of the day prior to grant in accordance with the terms and conditions of the SunOpta 2013 Stock Plan and a definitive award agreement.

Initials:
Company: MSC
Executive: EH

Exhibit 10.20

(e)

Employee Stock Purchase Plan: During the Employment Term, you will be eligible to participate in the ESPP with 1% to 10% contribution up to a maximum stock value of $25,000 and in accordance with the ESP Plan document as in effect from time to time.

(f)

Employee Benefits. During the Employment Term, Executive will be entitled to participate in each employee benefit plan and program of Company as in effect from time to time, on the same basis as those benefits are generally made available to similarly-situated executives of Company. Company provides no assurance as to the adoption or continuance of any particular employee benefit plan or program, and Executive’s participation in any such plan or program will be subject to the provisions, rules and regulations applicable thereto. Executive will also receive reimbursement of up to $6,800.00, less applicable taxes and withholding for any voluntary life insurance acquired by Executive, subject to the Company’s receipt of acceptable documentation.

(g)	Expenses. During the Employment Term, Company will reimburse Executive for reasonable business expenses pursuant to Company policy.

(h)

Withholdings and Deductions. Company will deduct or withhold from any payment made or benefit provided hereunder, including without limitation compensation specified in this Section 3, all federal, state and local taxes and other withholdings the Company is required or authorized by law to deduct or withhold therefrom or otherwise collect in connection with the wages and benefits provided in connection with the Executive’s employment with the Company.

4.	NONDISCLOSURE OF CONFIDENTIAL INFORMATION

(a)

Confidential Information. Company will provide to Executive confidential information and trade secrets including but not limited to Company’s marketing plans, growth strategies, target lists, performance goals, operational and programming strategies, specialized training expertise, employee development, engineering information, sales information, client and customer lists, business and employment contracts, representation agreements, pricing and ratings information, production and cost data, compensation and fee information, strategic business plans, budgets, financial statements, technological initiatives, proprietary research or software purchased or developed by Company, content distribution, and other information Company treats as confidential or proprietary (collectively “Confidential Information”). Confidential Information shall not include any information that is in or enters the public domain through no fault or action of Executive.

(b)

Agreement Not to Use or Disclose. Executive acknowledges that Confidential Information is proprietary to Company and agrees not to use it or disclose it to anyone outside Company, except to the extent that: (i) it is necessary in connection with performing Executive’s duties; or (ii) Executive is required by court order to disclose the Confidential Information, provided that Executive shall promptly inform Company, shall cooperate with Company to obtain a protective order or otherwise restrict disclosure, and shall only disclose Confidential Information to the minimum extent necessary to comply with the court order. Executive agrees to never use Confidential Information, including Company trade secrets, in competing, directly or indirectly, with Company. When Executive’s employment ends, or at any other time upon request of Company, Executive will immediately return all Confidential Information to Company.

Initials:
Company: MSC
Executive: EH

Exhibit 10.20

5.	RESTRICTIVE COVENANTS

(a)

Non-Interference. To preserve Company’s Confidential Information, goodwill and legitimate business interests, Executive agrees that during Executive’s employment with Company (including any period of such employment after the Employment Term ends) and for twelve (12) months after such employment ends for any reason, Executive will not, directly or indirectly, whether for his own account or for the account of any other individual, partnership, firm, corporation or other business organization (each a “Person”) (other than Company) (i) (A) solicit in any capacity, encourage to terminate, or otherwise interfere with the relationship of, any individual who is, or was within the then-most recent twelve (12)-month period, employed by, or otherwise engaged to perform services for, Company, or (B) endeavor to entice away from Company any such individual; provided that general advertising not directed specifically at employees of Company shall not be deemed to violate this clause; or (ii) solicit in any capacity or encourage any Person who is, or was within the then-most recent twelve (12)-month period, a vendor, supplier or licensor of Company, to terminate or reduce its relationship with Company.

(b)

Non-Solicitation. To further preserve Company's Confidential Information, goodwill, specialized training expertise, and legitimate business interests, Executive agrees that during Executive’s employment with Company (including any period of such employment after the Employment Term ends) and for twelve (12) months after such employment ends for any reason, Executive will not, directly or indirectly, whether for his own account or for the account of any other Person, use any Confidential Information to solicit or endeavor to entice away from Company any Person who is, or was within the then-most recent twelve (12)-month period, a customer of Company.

(c)	Extension of Restrictions. The restrictions set forth in this Section 5 shall be extended by the length of any period during which Executive is in breach of any of the terms hereof.

6.	OWNERSHIP OF MATERIALS

(a)

Ownership and Assignment. Executive agrees that all inventions, improvements, discoveries, designs, technology, and works of authorship (including but not limited to computer software) made, created, conceived, or reduced to practice by Executive, whether alone or in cooperation with others, during Executive’s employment with Company (including any period of such employment before or after the Employment Term), together with all patent, trademark, copyright, trade secret, and other intellectual property rights related to any of the foregoing throughout the world, are among other things works made for hire (the “Works”) and at all times are owned exclusively by Company, and in any event, Executive hereby assigns all ownership in such rights to Company. Executive understands that the Works may be modified or altered and expressly waives any rights of attribution or integrity or other rights in the nature of moral right (droit morale) for all uses of the Works. Executive agrees to provide written notification to Company of any Works covered by this Agreement, execute any documents, testify in any legal proceedings, and do all things necessary or desirable to secure Company’s rights to the foregoing, including without limitation executing inventors’ declarations and assignment forms, even if no longer employed by Company. Executive agrees that Executive shall have no right to reproduce, distribute copies of, perform publicly, display publicly, or prepare derivative works based upon the Works. Executive hereby irrevocably designates and appoints the Company as Executive’s agent and attorney-in-fact, to act for and on Executive’s behalf regarding obtaining and enforcing any intellectual property rights that were created by Executive during employment with Company and related to the performance of Executive’s job. Executive agrees not to incorporate any intellectual property created by Executive prior to Executive’s employment with Company, or created by any third party, into any Company work product. The assignment of Works under this Section 6 does not apply to an invention for which no equipment, supplies, facility, or trade secret information of Company was used and which invention was developed entirely on Executive’s own time, so long as the invention does not: (i) relate directly to the business of the Company; (ii) relate to the Company’s actual or demonstrably anticipated research or development, or (iii) result from any work performed by Executive for Company.

Initials:
Company: MSC
Executive: EH

Exhibit 10.20

(b)

Third Party Information. Executive shall not improperly use for the benefit of, bring to any premises of, divulge, disclose, communicate, reveal, transfer or provide access to, or share with Company any confidential, proprietary or non-public information or intellectual property relating to a former employer or other third party without the prior written permission of such third party. Executive hereby indemnifies, holds harmless and agrees to defend Company and its officers, directors, partners, employees, agents and representatives from any breach of the foregoing covenant. Executive shall comply with all relevant policies and guidelines of Company in effect from time to time at the discretion of the Company, including regarding the protection of confidential information and intellectual property and potential conflicts of interest.

7.	RESIGNATION/TERMINATION

(a)

Termination. Executive’s employment with Company may be terminated by either Company or Executive at any time and for any reason, except that in the event of Executive’s resignation without Good Reason effective prior to the third anniversary of the Effective Date, Executive shall provide at least ninety (90) days written notice to Company. Executive’s employment with Company will terminate immediately upon Executive’s death or Disability. The date upon which Executive’s termination of employment with Company for any reason is effective is the “Termination Date.” For the purposes of Section 8 of this Agreement, with respect to the timing of any severance payments thereunder, the Termination Date means the date on which a “separation from service” has occurred for the purposes of the Code.

(b)

Resignation From Other Positions. Immediately upon termination of Executive’s employment with Company for any reason, Executive will resign all positions then held as a director or officer of Company, including any and all affiliates.

8.	COMPENSATION UPON TERMINATION

(a)

Termination For Cause, Resignation Without Good Reason, Death or Disability. Upon termination of Executive’s employment with Company for Cause, upon Executive’s resignation without Good Reason, or upon Executive’s death or Disability, Company shall pay to Executive or Executive’s beneficiary or Executive’s estate, as the case may be, pursuant to this Agreement Executive’s Base Salary earned through the Termination Date, the value of Executive’s accrued and unused paid time off, and reimbursement for any unreimbursed business expenses properly incurred by Executive in accordance with Company policy on or prior to the Termination Date provided such claims are accompanied by appropriate documentation and are submitted to the Company within 30 days following the Termination Date (the “Accrued Compensation”). Executive will not be entitled to any other compensation or benefits from Company.

Initials:
Company: MSC
Executive: EH

Exhibit 10.20

(b)

Termination Without Cause or Resignation With Good Reason. Upon termination of Executive’s employment by Company without Cause (and not due to Executive’s death or Disability), or upon Executive’s resignation for Good Reason, then in addition to the Accrued Compensation, Company will, subject to Executive satisfying the conditions in Section 8(f), provide the following:

(i)

An amount equal to Executive’s annual Base Salary, payable in substantially equal installments on Company’s regular payroll schedule over a twelve (12)-month period following the Termination Date; provided that the first installment shall be paid commencing on the first regular payroll date of the Company that occurs more than 60 days after the Termination Date (and including any installment that would have otherwise been paid on regular payroll dates during the period of 60 days following the Termination Date), provided the conditions specified in Section 8(f) have been satisfied.

(ii)

An amount equal to the Annual Bonus for the fiscal year prior to the year in which the Termination Date occurs, which would have been payable to Executive had he remained employed by Company through the Annual Bonus payment date for such prior fiscal year, if such prior year Annual Bonus has not yet been paid as of the Termination Date. The prior year amount will be calculated and payable in the same manner and at the same time as Annual Bonus payments are paid to other participants in the Short Term Incentive plan.

(iii)

An amount equal to a pro-rata portion of the Annual Bonus for the fiscal year in which the Termination Date occurs, which would have been payable to Executive had he remained employed by Company through the Annual Bonus payment date. The pro rata amount shall be calculated based on Company’s actual performance during the applicable fiscal year, multiplied by a fraction, the numerator of which is the number of days during the fiscal year Executive was employed and the denominator of which is 365. Any such pro-rata amount will be payable to Executive in a lump sum no later than April 30 of the calendar year following the calendar year in which the Termination Date occurs.

(c)	Cause. For purposes of this Agreement, “Cause” shall mean:

(i)	Executive’s failure to perform materially his duties with respect to Company or its affiliates;

(ii)

Executive’s commission of a felony or any other crime involving moral turpitude or Executive’s commission of any material dishonest act, fraud, embezzlement or similar conduct against the Company or its affiliates;

(iii)

any act or omission by Executive that is the result of misconduct, gross negligence or any other conduct or behavior that is, or may reasonably be expected to be, materially detrimental to the financial condition, business or reputation of Company or its affiliates;

(iv)	any material breach or violation by Executive of Company’s code of ethics and business conduct or such other material policies as may be adopted by Company from time to time;

(v)	a material breach by Executive of his representations and warranties hereunder; or

Initials:
Company: MSC
Executive: EH

Exhibit 10.20

(vi)	a material breach by Executive of any obligations under any agreement entered into between Executive on the one hand and Company or any of its affiliates, on the other hand.

(d)

Good Reason. For the purposes of this Agreement, “Good Reason” shall mean (i) a material diminution in Executive’s Base Salary unless such reduction is consistent with a reduction applied to similarly-situated Company employees; (ii) a material diminution in Executive’s duties or responsibilities; (iii) a transfer of Executive’s primary workplace by more than fifty (50) miles from his current workplace; or (iv) Company’s failure to comply with any material obligation to Executive under this Agreement.

(e)

Disability. “Disability” shall mean Executive’s inability to perform on a full-time basis the duties and responsibilities of his employment with Company by reason of his illness or other physical or mental impairment or condition, if such inability continues for an uninterrupted period of 120 days or more during any 180-day period.

(f)

Conditions. Notwithstanding the foregoing provisions of this Section 8, Company will not be obligated to make any payments to Executive under Section 8(b) hereof unless: Executive has signed a release of claims in favor of Company and its affiliates and related entities, and their directors, officers, insurers, employees and agents, in a form prescribed by Company; all applicable rescission periods provided by law for releases of claims shall have expired and Executive shall have signed and not rescinded the release of claims; and Executive is in strict compliance with the terms of this Agreement and any other agreements with Company as of the dates of such payments.

9.	NON-DISPARAGEMENT

During and at any time after Executive’s employment with Company, Executive shall not, directly or indirectly, make any disparaging or negative comments or criticisms (whether of a professional or personal nature) regarding Company or Executive’s relationship with Company or the termination of such relationship.

10.	FUTURE COOPERATION

During and at any time after Executive’s employment with Company, Executive will, upon reasonable request of Company or its designee, respond to inquiries and cooperate with Company in connection with the transition of his duties and responsibilities for Company and be reasonably available at mutually convenient times, with or without subpoena, to be interviewed, review documents or things, give depositions, testify, or engage in other reasonable activities in connection with any litigation, investigation or other matters that Executive then has or may have knowledge of by virtue of his employment by or service to Company. Company will reimburse Executive for reasonable out-of-pocket costs incurred as a result of his compliance with his obligations hereunder, and, with respect to cooperation provided during any period for which Executive is not receiving payments under Section 8(b), Company shall compensate Executive at an hourly rate comparable to his regular salary rate in effect as of the Termination Date. Nothing in this Agreement is intended to affect the substance of any testimony or other assistance that Executive is asked to provide and Executive agrees to provide complete and truthful testimony and to otherwise assist Company or its affiliates in light of and in full compliance with all applicable laws. Nothing in this Agreement shall interfere with Executive’s right to cooperate or participate in an investigation or proceeding conducted by, or report a possible violation of law or regulation or make other disclosures to the Equal Employment Opportunity Commission, Securities and Exchange Commission, Department of Justice, any agency Inspector General or any other governmental or law enforcement agency or entity.

Initials:
Company: MSC
Executive: EH

Exhibit 10.20

11.	SECTION 409A

This Agreement and the payments and benefits provided hereunder are intended to satisfy, or be exempt from, the requirements of Internal Revenue Code Sections 409A(a)(2), (3) and (4), including current and future guidance and regulations interpreting such provisions (“Section 409A”), to the maximum extent possible, whether pursuant to the short-term deferral exception, the involuntary separation pay plan exception, or otherwise. To the extent Section 409A is applicable to this Agreement or the payments or benefits provided hereunder, it is intended that this Agreement and such payments and benefits comply with the deferral, payout and other limitations and restrictions imposed under Section 409A. Notwithstanding anything in this Agreement to the contrary, this Agreement and the payments and benefits provided hereunder shall be interpreted, operated and administered in a manner consistent with such intentions. Without limiting the generality of the foregoing, if and to the extent required to comply with Section 409A, (i) each payment made under this Agreement shall be treated as a separate payment and the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments; (ii) any expenses eligible for reimbursement in one taxable year shall not affect the expenses eligible for reimbursement in any other taxable year, the reimbursement of an eligible expense shall be made no later than the end of the year after the year in which such expense was incurred, and the right to reimbursement shall not be subject to liquidation or exchange for another benefit; and (iii) no payment or benefit required to be paid under this Agreement on account of a termination of Executive’s employment shall be made unless and until Executive incurs a “separation from service” within the meaning of Section 409A. If Executive is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i), then to the extent necessary to avoid subjecting Executive to the imposition of any additional tax under Section 409A, amounts that would otherwise be payable under this Agreement during the six-month period immediately following a “separation from service” within the meaning of Section 409A(a)(2)(A)(i) shall not be paid during such period, but shall instead be accumulated and paid in a lump sum on the first business day following the earlier of (a) the date that is six months after the separation from service or (b) Executive’s death.

12.	MISCELLANEOUS

(a)

Governing Law. All matters relating to the interpretation, construction, application, validity and enforcement of this Agreement shall be governed by the laws of the State of Minnesota without giving effect to any choice or conflict of law provision or rule, whether of the State of Minnesota or any other jurisdiction, that would cause the application of laws of any jurisdiction other than the State of Minnesota.

(b)

Jurisdiction and Venue. Executive and Company consent to jurisdiction of the courts of the State of Minnesota and/or the federal district courts of the District of Minnesota for the purpose of resolving all issues of law, equity, or fact, arising out of or in connection with this Agreement. Any action involving claims for interpretation, breach or enforcement of this Agreement shall be brought in such courts. Each party consents to personal jurisdiction over such party in the state and/or federal courts of Minnesota and hereby waives any defense of lack of personal jurisdiction or inconvenient forum.

Initials:
Company: MSC
Executive: EH

Exhibit 10.20

(c)

Assignment. This Agreement shall be binding upon Executive, Executive’s heirs and Executive’s personal representative or representatives, and upon Company and its respective successors and assigns. Executive hereby consents to the Agreement being enforced by any successor or assign of the Company without the need for further notice to or consent by Executive. Neither this Agreement nor any rights or obligations hereunder may be assigned by Executive.

(d)

Entire Agreement. This Agreement contains the entire agreement of the parties and supersedes any prior written or oral agreements or understandings between the parties; provided, however, that nothing in this Agreement is intended to, and does not, supersede, replace or modify any of the rights or obligations that either Executive or Company has under the terms and conditions of the Purchase Agreement or any documents ancillary to the Purchase Agreement. No modification of this Agreement shall be valid unless in writing and signed by the parties, relating to the subject matter of this Agreement, unless otherwise noted herein.

(e)

Survival. The terms of this Agreement that by their terms survive termination of the Employment Term, including without limitation Sections 4 through 10, shall survive the expiration or termination of the Employment Term and the termination of Executive’s employment with Company for any reason, whether such termination is at the initiative of Executive or Company.

(f)

Execution. This Agreement is not effective unless fully executed by both parties. This Agreement may be executed in counterparts, a counterpart transmitted via electronic means, and all executed counterparts, when taken together, shall constitute sufficient proof of the parties’ entry into this Agreement. The parties agree to execute any further or future documents which may be necessary to allow the full performance of this Agreement.

(g)

No Waiver. The failure of a party to require performance of any provision of this Agreement shall not affect the right of such party to later enforce any provision. A waiver of the breach of any term or condition of this Agreement shall not be deemed a waiver of any subsequent breach of the same or any other term or condition.

(h)

Reasonable Restrictions; Severability. Company and Executive agree that the restrictions contained in Sections 4, 5 and 6 are material terms of this Agreement, reasonable in scope and duration and are necessary to protect Company’s Confidential Information, goodwill, specialized training expertise, and legitimate business interests. If any such restrictive covenant is held to be unenforceable because of the scope, duration or geographic area, the parties agree that the court or arbitrator may reduce the scope, duration, or geographic area, and in its reduced form, such provision shall be enforceable. Subject to the permissible modification identified in the prior sentence, if any provision of this Agreement shall, for any reason, be held unenforceable, such unenforceability shall not affect the remaining provisions hereof, except as specifically noted in this Agreement, or the application of such provisions to other persons or circumstances, all of which shall be enforced to the greatest extent permitted by law. Executive agrees that no bond will be required if an injunction is sought to enforce any of the covenants previously set forth herein.

Initials:
Company: MSC
Executive: EH

Exhibit 10.20

(i)	Headings. The headings in this Agreement are inserted for convenience of reference only and shall not control the meaning of any provision hereof.

[signature page follows]

Initials:
Company: MSC
Executive: EH

Exhibit 10.20

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date set forth above:

EXECUTIVE:

/s/ Edward Haft
Edward Haft

COMPANY:

/s/ Michelle Coleman
SunOpta, Inc.

By: Michelle Coleman
Its: CHRO

Initials:
Company: MSC
Executive: EH